As filed with the Securities and Exchange Commission on January 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Arqit Quantum Inc.
(Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)
Arqit Quantum Inc.
2nd Floor, 3 Orchard Place
London SW1H 0BF
United Kingdom
Telephone: (+44) (0) 20 3917 0155
(Address and telephone number of Registrant’s principal executive offices)
Arqit Inc.
1209 Orange Street
Wilmington, DE 19801
Telephone: (302) 658-7581
(Name, address, and telephone number of agent for service)
Copies of all correspondence to:
Daniel Turgel Monica Holden White & Case LLP 5 Old Broad Street London, U.K., EC2N 1DW Tel: (+44) (0) 20 7532 1000	Drew M. Valentine White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200
Approximate date of commencement of proposed sale to the public:   From time to time after this Registration Statement becomes effective.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the Registration Statement on Form F-3 (File No. 333-284343), originally filed on January 17, 2025, and declared effective on January 29, 2025 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering on this registration statement an aggregate of $110,682,475.32 of unsold securities (the “Unsold Securities”) previously registered under the Prior Registration Statement.
Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form F-3, Arqit Quantum Inc. (“we”, “us”, “our” or the “Company”) may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement and (ii) July 15, 2028, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). In particular, the Registrant may continue to offer and sell under the Prior Registration Statement its ordinary shares in its at-the-market offerings through H.C. Wainwright & Co., LLC, as sales agent, which offerings shall remain registered under the Prior Registration Statement using the prospectus supplement filed on January 29, 2025 until the Expiration Date. The Prior Registration Statement and all offers and sales thereunder will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement.
This registration statement contains:
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a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $250,000,000 of the registrant’s ordinary shares, preference shares, debt securities and/or warrants from time to time in one or more offerings; and

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a sales agreement prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $125,000,000 of the registrant’s ordinary shares that may be issued and sold from time to time under an At The Market Offering Agreement, dated January 12, 2026, with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, as sales agents.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $125,000,000 of ordinary shares that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus forms a part, such sales agreement prospectus will be deemed a prospectus supplement to such base prospectus. Upon termination of the sales agreement with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, any portion of the $125,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $250,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 12, 2026.
PROSPECTUS
Arqit Quantum Inc.
$250,000,000
Ordinary Shares
Preference
Shares Debt
Securities
Warrants
Arqit Quantum Inc. (“Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours”) may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
Our ordinary shares and warrants are listed on The Nasdaq Capital Market under the symbols “ARQQ” and “ARQQW,” respectively. On January 9, 2026, the last reported sales price of our ordinary shares was $26.87 per share and the last reported sales price of our publicly traded warrants was $0.2115 per warrant.
We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States: We have not done anything that would permit offerings under this prospectus, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.
Unless the context otherwise requires, (“Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours”) and similar terms refer to Arqit Quantum Inc. and its subsidiaries on a consolidated basis.
The terms “dollar” and “$” refer to U.S. dollars, the lawful currency of the United States.

INDUSTRY AND MARKET DATA
In this prospectus and the documents incorporated by reference in this prospectus, we present industry data, information and statistics regarding the markets in which the Company competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference into this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.
Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

COMPANY OVERVIEW
Arqit is a leading provider of encryption analytics and encryption software, enabling organizations to protect data and communications against both today’s cyber threats and tomorrow’s risks posed by quantum computers. Arqit’s analytical and encryption solutions allow governments, militaries, communications network operators and enterprises to assess their cryptographic topography and implement quantum secure solutions to protect critical data and communications. Arqit is unique in that it has developed what it believes is the only symmetric key agreement encryption solution that is software based, globally scalable, able to secure any number of end points and that is provably quantum-safe. Arqit’s encryption solution is patented, its security proof has been independently validated by GCHQ Accredited Centre of Excellence in Cyber Security at the University of Surrey and PA Consulting, and it complies with leading security agency guidance for post-quantum cyber security preparedness, including the National Security Agency’s Commercial Solutions for Classified Symmetric Key Management Requirements Annex 3.0.
CORPORATE INFORMATION
Our registered office and principal place of business is located at 3 Orchard Place, London SW1H 0BF, United Kingdom and our telephone number is +44 203 91 70155. Our website address is https://arqit.uk. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Arqit Inc., whose address is 1209 Orange Street, Wilmington, DE 19801.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND
A FOREIGN PRIVATE ISSUER
Emerging Growth Company
Arqit is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Additionally, to the extent that Arqit ceases to become a foreign private issuer, emerging growth company status would allow it to include reduced disclosure obligations regarding executive compensation in its periodic reports and to be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Arqit’s securities less attractive as a result, there may be a less active trading market for Arqit’s securities and the prices of Arqit’s securities may be more volatile.
Arqit will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. Further, there is no guarantee that the exemptions available to Arqit under the JOBS Act will result in significant savings. To the extent Arqit’s management chooses not to use exemptions from various reporting requirements under the JOBS Act, Arqit will incur additional compliance costs, which may impact earnings. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
Arqit is a “foreign private issuer” under SEC rules. Consequently, Arqit is subject to the reporting requirements under the Exchange Act, applicable to foreign private issuers. Arqit will be required to file its annual reports on Form 20-F, and will furnish reports on Form 6-K to the SEC regarding certain information that is distributed or required to be distributed by Arqit to its shareholders.

Based on its foreign private issuer status, Arqit will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. Arqit will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Arqit officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Ordinary Shares.

RISK FACTORS
An investment in any securities described in this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement. See “Where You Can Find More Information.” Our business, prospects, financial condition, or operating results could be harmed by any of the risks described, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of any of the securities described in this prospectus could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $250 million. The actual price per share of the ordinary shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.
We may sell from time to time, in one or more offerings, ordinary shares, preference shares, debt securities and warrants comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $250 million.

DESCRIPTION OF EQUITY SECURITIES
Our authorized share capital consists of 37,520,000 ordinary shares, $0.0025 par value each, of which 15,291,767 ordinary shares were issued and outstanding as of September 30, 2025, as well as 2,480,000 preference shares, $0.0025 par value each, of which none were issued and outstanding as of September 30, 2025. The Company currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.
A description of our equity securities can be found in “Description of Securities,” filed as exhibit 2.10 to the Company’s annual report on Form 20-F filed with the SEC on December 9, 2025 and incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities together with other securities or separately. The debt securities may be secured or unsecured, may be senior, senior subordinated or subordinated, and may be convertible or exchangeable into shares of our ordinary shares. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any events of default;

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the terms and conditions, if any, for conversion into or exchange for our ordinary shares;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands and U.S. federal income tax consequences;

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the anti-dilution provisions of the warrants, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:
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block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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the method of distribution;

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the public offering price or purchase price and the proceeds to us from that sale;

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the expenses of the offering;

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any discounts to be allowed or paid to the underwriters, dealers or agents;

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all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

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any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
The Company has been advised by Maples and Calder (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize, or enforce against the Company, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands court. The Cayman Islands court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/ insolvency related judgments is still in a state of uncertainty.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. If the Company was determined by the Cayman Islands authorities to be in violation of the Proceeds of Crime Act (As Revised), the Terrorism Act (As Revised) or the Cayman Anti-Money Laundering Regulations, the Company could be subject to substantial criminal penalties and/or administrative fines.
Data Protection — Cayman Islands
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
•
where this is necessary for the performance of our rights and obligations under any purchase agreements;

•
where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•
where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary

Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

EXPENSES
The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
Expense	Estimated Amount
SEC registration fee		$19,239.75
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS
Maples and Calder (Cayman) LLP will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Arqit Quantum Inc. as of September 30, 2025, 2024 and 2023 appearing in Arqit Quantum Inc.’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025, as filed with the SEC on December 9, 2025, have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://arqit.uk), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•
the Company’s annual report on Form 20-F filed with the SEC on December 9, 2025;

•
the Company’s current report on Form 6-K filed with the SEC on January 12, 2026; and

•
the description of the securities contained in exhibit 2.10 to the Company’s annual report on Form 20-F filed with the SEC on December 9, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

Arqit Quantum Inc.
$250,000,000
Ordinary Shares
Preference
Shares Debt
Securities
Warrants

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities pursuant to this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION — DATED JANUARY 12, 2026.
PROSPECTUS SUPPLEMENT
(To Prospectus, subject to completion, dated January 12, 2026)
Arqit Quantum Inc
Up to $125,000,000
Ordinary Shares
We have entered into an At The Market Offering Agreement, dated January 9, 2026 (the “sales agreement”), with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (the “sales agents”), relating to ordinary shares, no par value (“ordinary shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer ordinary shares from time to time through the sales agents. This prospectus supplement is offering ordinary shares having an aggregate offering price of up to $125,000,000.
Our ordinary shares and warrants are listed on The Nasdaq Capital Market under the symbols “ARQQ” and “ARQQW,” respectively. On January 9, 2026, the last reported sales price of our ordinary shares was $26.87 per share and the last reported sales price of our publicly traded warrants was $0.2115 per warrant.
Sales of our ordinary shares, if any, pursuant to this prospectus supplement and the accompanying prospectus will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including in ordinary brokers’ transactions through the facilities of The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law. The sales agents will make all sales using commercially reasonable efforts consistent with their normal sales and trading practices on terms mutually agreed upon between the sales agents and us.
We also may sell ordinary shares to sales agents, as principals for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares to the sales agents, as principals, we will enter into a separate terms agreement, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
The compensation to the sales agents for sales of our ordinary shares pursuant to the sales agreement will be in an amount up to 3.0% of the gross sales price of all ordinary shares sold thereunder. In connection with the sale of the ordinary shares on our behalf, sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our ordinary shares involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus, and under similar headings in any amendment or supplements to this prospectus supplement or the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Cantor	H.C. Wainwright & Co.
The date of this prospectus supplement is                 , 2026

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form F-3 with the Securities and Exchange Commission, or the SEC, on January 12, 2026, as part of a “shelf” registration process. Under the shelf registration process, we may sell our ordinary shares in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our ordinary shares being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
Neither we nor the sales agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the sales agents are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our ordinary shares, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”
Except as expressly stated or the context otherwise requires, the terms “Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours” refer to Arqit Quantum Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated in it by reference contain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.
Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our ordinary shares.
COMPANY OVERVIEW
Arqit is a leading provider of encryption analytics and encryption software, enabling organizations to protect data and communications against both today’s cyber threats and tomorrow’s risks posed by quantum computers. Arqit’s analytical and encryption solutions allow governments, militaries, communications network operators and enterprises to assess their cryptographic topography and implement quantum secure solutions to protect critical data and communications. Arqit is unique in that it has developed what it believes is the only symmetric key agreement encryption solution that is software based, globally scalable, able to secure any number of end points and that is provably quantum-safe. Arqit’s encryption solution is patented, its security proof has been independently validated by GCHQ Accredited Centre of Excellence in Cyber Security at the University of Surrey and PA Consulting, and it complies with leading security agency guidance for post-quantum cyber security preparedness, including the National Security Agency’s Commercial Solutions for Classified Symmetric Key Management Requirements Annex 3.0.
CORPORATE INFORMATION
Our registered office and principal place of business is located at 3 Orchard Place, London SW1H 0BF, United Kingdom and our telephone number is +44 203 91 70155. Our website address is https://arqit.uk. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Arqit Inc., whose address is 1209 Orange Street, Wilmington, DE 19801.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND
A FOREIGN PRIVATE ISSUER
Emerging Growth Company
Arqit is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Additionally, to the extent that Arqit ceases to become a foreign private issuer, emerging growth company status would allow it to include reduced disclosure obligations regarding executive compensation in its periodic reports and to be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Arqit’s securities less attractive as a result, there may be a less active trading market for Arqit’s securities and the prices of Arqit’s securities may be more volatile.
Arqit will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. Further, there is no guarantee that the exemptions available to Arqit under the JOBS Act will result in significant savings. To the extent Arqit’s management chooses not to use exemptions from various reporting requirements under the JOBS Act, Arqit will incur additional compliance costs, which may impact earnings. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Foreign Private Issuer
Arqit is a “foreign private issuer” under SEC rules. Consequently, Arqit is subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. Arqit will be required to file its annual reports on Form 20-F, and will furnish reports on Form 6-K to the SEC regarding certain information that is distributed or required to be distributed by Arqit to its shareholders.
Based on its foreign private issuer status, Arqit will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. Arqit will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Arqit officers, directors and principal shareholders will be exempt from the reporting and “short- swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Ordinary Shares.

THE OFFERING
Issuer
Arqit Quantum Inc.
Ordinary shares offered by us
Ordinary shares having an aggregate offering price of up to $125,000,000.
Manner of offering.
“At the market offering” that may be made from time to time through our sales agents. Please read “Plan of Distribution” in this prospectus supplement for more information.
Use of proceeds
We intend to use the net proceeds we receive from the sale of the shares of ordinary shares for general corporate purposes, including continued product development and commercialization. Please read “Use of Proceeds” in this prospectus supplement for more information.
Exchange listing
Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “ARQQ”.
Risk factors
Investing in our ordinary shares involves risks. See the section entitled “Risk Factors” on page S-6 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents that we have incorporated by reference and the other information included in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our ordinary shares.
Nasdaq Capital Market
symbol:
ARQQ

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our most recent annual report on Form 20-F. Our business, prospects, financial condition, or operating results could be harmed by any of the risks described, as well as other risks not known to us or that we currently deem immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risks Related to Our Ordinary Shares and This Offering
It is not possible to predict the actual number of shares we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time, subject to certain exceptions provided for in the sales agreement, throughout the term of the sales agreement. The number of shares that are sold through the sales agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of the ordinary shares during the sales period, the limits we set with the sales agents in any applicable placement notice, and the demand for our ordinary shares during the sales period. Actual gross proceeds may be less than $125.0 million. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds that will be sold to be raised in connection with those sales.
The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Future sales of substantial amounts of our ordinary shares, or the possibility that such sales could occur, could adversely affect the market price of our ordinary shares.
In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.
There may be future dilution of our ordinary shares, which could adversely affect the market price of our ordinary shares.
We are not restricted from issuing additional ordinary shares from time to time. For example, we may issue additional ordinary shares to raise cash for future capital expenditures or for other purposes. We may also acquire interests in other companies by using a combination of cash and our ordinary shares or just our ordinary shares. We may also issue securities convertible into, exchangeable for or that represent the right to receive our ordinary shares. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our ordinary shares. In addition, sales of a substantial amount of our ordinary shares in the public market, or the perception that these sales may occur, could reduce the market price of our ordinary shares.

USE OF PROCEEDS
We may issue and sell ordinary shares having aggregate sales proceeds of up to $125,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agents.
We intend to use the net proceeds we receive from the sale of the shares of ordinary shares for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion to allocate the net proceeds of the offerings.

DESCRIPTION OF EQUITY SECURITIES
This section summarizes the general terms of our equity securities. The following description is only a summary and does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Memorandum and Articles of Association (our “articles of association”). Our articles of association have been incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and accompanying prospectus form a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus for information on how to obtain copies.
A description of our equity securities can be found in “Description of Securities,” filed as exhibit 2.10 to the Company’s annual report on Form 20-F filed with the SEC on December 9, 2025 and incorporated by reference herein.

DILUTION
If you purchase our Ordinary Shares in this offering, your interest will be diluted or increase to the extent of the difference between the offering price per share of our Ordinary Shares and the net tangible book value per Ordinary Share after this offering. As of September 30, 2025, our net tangible book value was $25.1 million, or $1.64 per Ordinary Share. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of Ordinary Shares issued and outstanding.
After giving effect to the assumed sale by us of our Ordinary Shares having an aggregate offering price of $125.0 million at an assumed offering price of $26.87 per share, which was the last reported sale price of our Ordinary Shares on The Nasdaq Capital Market on January 9, 2026, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $146.1 million, or approximately $7.33 per Ordinary Share. This represents an immediate increase in the net tangible book value of $5.69 per Ordinary Share to our existing shareholders and an immediate dilution of net tangible book value of approximately $18.19 per Ordinary Share to new investors. The following table illustrates this per share dilution:
Assumed offering price per Ordinary Share	$26.87
Net tangible book value per Ordinary Share as of September 30, 2025	$1.64
Increase in net tangible book value per Ordinary Shares attributable to this offering	$5.68
As adjusted net tangible book value per Ordinary Share as of September 30, 2025, after giving effect to this offering	$7.33
Dilution to net tangible book value per Ordinary Share to new investors purchasing Ordinary Shares in this offering	$18.19
The shares sold in this offering, if any, will be sold from time to time at various prices. Assuming all of the shares in an aggregate amount of $125.0 million are sold in this offering, a $5.00 increase in the assumed public offering price of $26.87 per share would increase our as adjusted net tangible book value (or decrease as adjusted net tangible book deficit) per share after this offering to $7.61 per share and the dilution to new investors to $22.91 per share, after deducting commissions and estimated offering expenses payable by us. A $5.00 decrease in the assumed public offering price of $26.87 per share would increase our as adjusted net tangible book value per share after this offering to $6.88 per share and the dilution to new investors to $13.64 per share, after deducting commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.
The above discussion and table are based on 15,291,767 Ordinary Shares outstanding as of September 30, 2025 and excludes, as of such date, Ordinary Shares issuable upon the vesting of outstanding restricted share units or exercise of outstanding options, Ordinary Shares reserved for future issuance under our 2021 Incentive Award Plan and Ordinary Shares issuable upon the exercise of our outstanding warrants.

PLAN OF DISTRIBUTION
We have entered into an At The Market Offering Agreement, or the sales agreement, with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, as sales agents, relating to the offer and sale from time to time of ordinary shares having an aggregate offering price of up to $125.0 million through the sales agents, acting as our agents, or directly to the sales agents, acting as principals.
Sales of ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including by ordinary brokers’ transactions through the facilities of The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law.
The sales agents are not required to sell any specific number or dollar amount of shares of ordinary shares, but will use their commercially reasonable efforts, as our agents and consistent with their normal trading and sales practices, to sell, subject to the terms of the sales agreement, shares of ordinary shares, as agreed upon by us and the sales agents from time to time.
In no event will the aggregate sales price of ordinary shares sold by us to or through the sales agents, acting as our agents or as principals, exceed $125.0 million.
In connection with the sale of ordinary shares on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed that we will indemnify the sales agents against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the sales agents may be required to make in respect of those liabilities.
We estimate that the expenses payable by us in connection with the offering and sale of ordinary shares pursuant to the sales agreement, other than commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $250,000. The remaining sales proceeds from the sale of any ordinary shares, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our ordinary shares offered by this prospectus supplement and the accompanying prospectus.
The offering of ordinary shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of ordinary shares having an aggregate sales price of $125.0 million pursuant to the prospectus supplement or (2) the termination of the sales agreement in accordance with the terms of the sales agreement.
We have determined that our ordinary shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Rule 101(c)(1) of Regulation M. If we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, we will promptly notify the sales agents and sales of our ordinary shares under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
Upon its acceptance of instructions from us, the sales agents have agreed to use their commercially reasonable efforts to sell ordinary shares on the terms and subject to the conditions set forth in the sales agreement. We will instruct the sales agents as to the amount of ordinary shares to be sold by them as our agents. We may instruct the sales agents not to sell our ordinary shares if sales cannot be effected at or above a price designated by us. We or the sales agents may at any time immediately suspend the offering of ordinary shares through the sales agents upon notice to the other parties.
The sales agents will provide written confirmation following the close of trading on The Nasdaq Capital Market on each trading day on which ordinary shares are sold through the sales agents under the sales agreement. Each confirmation will include the number of ordinary shares sold on that day, the aggregate gross proceeds of such sales, the net proceeds of such sales and the compensation payable by us to the sales agents in connection with such sales of our ordinary shares.
We will pay the sales agents an aggregate fee of up to 3.0% of the gross sales price from the sales of all ordinary shares sold through the sales agents under the sales agreement. We have also agreed to reimburse the sales agents for reasonable fees and expenses of the sales agents counsel in an amount up to $150,000. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse the sales agents for the documented fees and costs of their legal counsel reasonably incurred in connection with the sales agents’ ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the sales agreement in an amount not to exceed $5,000 per calendar quarter.
Settlement for sales of our ordinary shares will generally occur on the first day on which The Nasdaq Capital Market is open for trading following the date on which any sales are made (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the sales agreement, we may also sell ordinary shares in negotiated transactions or as otherwise agreed with the sales agents, including sales to the sales agents, as principals for their own accounts, at a price to be agreed upon at the time of sale. If we sell ordinary shares in a manner which is not an “at the market” offering, including sales to the sales agents, as principals for their own accounts, we will enter into a separate terms agreement with the sales agents, and we will describe the terms of the offering of such shares in a separate prospectus supplement or free writing prospectus if required. The sales agents do not have any obligation to purchase shares of ordinary shares from us as principals and may elect whether or not to do so in their sole and absolute discretion.
Certain Relationships
The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agents and certain of their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the sales agents that would permit a public offering of the shares of ordinary shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of ordinary shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

LEGAL MATTERS
The validity of the ordinary shares offered by this prospectus supplement will be passed upon for us by Maples and Calder (Cayman) LLP. Certain legal matters will be passed upon for us by White & Case LLP. Ellenoff Grossman & Schole LLP is acting as counsel for the sales agents in connection with this offering.
EXPERTS
The consolidated financial statements of Arqit Quantum Inc. as of September 30, 2025, 2024 and 2023 appearing in Arqit Quantum Inc.’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025, as filed with the SEC on December 9, 2025, have been audited by PKF Littlejohn LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.
We make available free of charge on or through our website, https://arqit.uk, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC’s rules allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•
the Company’s annual report on Form 20-F filed with the SEC on December 9, 2025;

•
the Company’s current report on Form 6-K filed with the SEC on January 12, 2026; and

•
the description of the securities contained in exhibit 2.10 to the Company’s annual report on Form 20-F filed with the SEC on December 9, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus supplement or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus supplement.
You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:
Arqit Quantum Inc.
2nd Floor, 3 Orchard Place
London, SW1H 0BF United Kingdom
Tel: +44 203 91 70155

Arqit Quantum Inc.
Up to $125,000,000
Ordinary Shares

Prospectus Supplement

Cantor	H.C. Wainwright & Co.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   Exculpation, Insurance and Indemnification of Office Holders.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association (our “articles of association”) permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 9.   Exhibits.
Exhibit No.	Exhibit Index
1.1***	Form of Underwriting Agreement.
1.2*	At The Market Offering Agreement, dated January 12, 2025, between the Registrant, Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC.
3.1**	Amended and Restated Memorandum and Articles of Association of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-3, filed with the SEC on January 17, 2025.
4.1**	Specimen ordinary share certificate of the Company, incorporated by reference to Exhibit 2.1 to the Company’s Report on Form 20-F, filed with the SEC on December 5, 2024.
4.2*	Form of Indenture.
4.3***	Form of Debt Security.
4.4***	Form of Warrant Agreement (including form of Warrant Certificate).
5.1*	Opinion of Maples and Calder (Cayman) LLP.
5.2*	Opinion of White & Case LLP.
23.1*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.2*	Consent of White & Case LLP (included in Exhibit 5.2).
23.3*	Consent of PKF Littlejohn LLP.
24.1*	Powers of Attorney (included in the signature pages hereto).
25.1****	Statement of Eligibility of Trustee under Indenture.
107*	Calculation of Filing Fee Tables.

*
Filed herewith.

**
Previously filed.

***
To be filed by amendment or incorporated by reference in connection with the offering of a class of securities.

****
Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 10.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or, as to a registration statement on Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(iv)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(v)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(vi)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(C)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(v)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(vi)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on January 12, 2026.
ARQIT QUANTUM INC.
By:
/s/ Andrew Leaver

Name: Andrew Leaver
Title:   Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Andrew Leaver, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-3, or other appropriate form, and all amendments thereto, including post-effective amendments, of Arqit Quantum Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Andrew Leaver Andrew Leaver	Director and Chief Executive Officer (Principal Executive Officer)	January 12, 2026
/s/ Nick Pointon Nick Pointon	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2026
/s/ Carlo Calabria Carlo Calabria	Director	January 12, 2026
/s/ Stephen Chandler Stephen Chandler	Director	January 12, 2026
/s/ Manfredi Lefebvre d’Ovidio Manfredi Lefebvre d’Ovidio	Director	January 12, 2026
/s/ Garth Ritchie Garth Ritchie	Director	January 12, 2026
/s/ Nicola Barbiero Nicola Barbiero	Director	January 12, 2026

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arqit Quantum Inc. has signed this registration statement on January 12, 2026.
ARQIT INC.
By:
/s/ Patrick Willcocks

Name: Patrick Willcocks
Title:   Authorized Representative